Exhibit 99.(j)(2)

CREDIT SUISSE CAPITAL FUNDS

(A registered investment company)

POWER OF ATTORNEY

Each of the undersigned hereby authorizes Michael A. Pignataro and J. Kevin Gao, Esq., each with full power to act without the other, as attorney-in-fact to sign on his behalf in the capacities indicated, and to file (or have filed) with all exhibits thereto:

(A)       any registration statement of the above-named registered investment company (the “Fund”), be it an initial registration statement or an amendment to an existing registration statement (including any pre-effective or post-effective amendments), that is required or permitted to be filed with the Securities and Exchange Commission;

(B)        any other notice, report, authorization, request, or registration of the Fund that is required or permitted to be filed with the Securities and Exchange Commission; and

(C)        any notice, authorization, request, or registration of the Fund that is required or permitted to be filed with any state securities commission or other state regulatory body.

This power shall be valid as to each of the undersigned until superseded by a subsequent power of attorney or revoked by written notice delivered to the President or Secretary of the Fund, such subsequent power or revocation to be effective for each signatory on an individual basis.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date shown.

By:	/s/ Steven N. Rappaport	2/18/2009
Steven N. Rappaport		Date
Director and Chairman of the Board

By:	/s/ Jeffrey E. Garten	2/18/2009
Jeffrey E. Garten		Date
Director

By:	/s/ Peter F. Krogh	2/18/2009
Peter F. Krogh		Date
Director

By:	/s/ Enrique R. Arzac	2/18/2009
Enrique R. Arzac		Date
Director